Exhibit 4.33

SHARE SUBSCRIPTION AGREEMENT

THIS  SHARE SUBSCRIPTION AGREEMENT (the “Agreement”) is made and entered into as of December  15th  , 2020 by and among:

(A)        Yutang Inc., a company organized and existing under the laws of the Cayman Islands, whose registered office is situated at the offices of Maricorp Services Ltd., P.O. Box 2075, #31 The Strand, 46 Canal Point Drive, Grand Cayman KYI-1150, Cayman Island (the “Company”);

(B)        Jiia Qin Limited, a company organized and existing under the laws of the British Virgin Islands, whose registered office is situated at Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands;

(C)        ONESMART EDU INC., a company organized and existing under the laws of the British Virgin Islands, whose registered office is situated at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(D)        Luomoming Limited, a company organized and existing under the laws of the British Virgin Islands.

(E)        Tianjin Huaying Education Consulting Co., Ltd (天津华英教育咨询有限公司), a company organized and existing under the laws of the PRC, whose registered office is situated at 天津市红桥区丁字沽一号路与五爱道交口新基业大厦2层201室 (the “Huaying”).

(F)         Beijing Juyou Network Technology Co., Ltd (北京聚优网络科技有限公司), a company organized and existing under the laws of the PRC, whose registered office is situated at 北京市海淀区中关村大街49号9号楼二层201号  (the “Juyou”).

WHEREAS:

(A)        The Company, Jiia Qin Limited, ONESMART EDU INC., Luomoming Limited., Huaying, Juyou and certain other parties have entered into certain framework restructuring agreement (the “Restructuring Agreement”) in respect of the acquisition of Huaying and Juyou (the “Acquisition”)；

(B)        According to the Restructuring Agreement, the Company has agreed to (i) issue certain ordinary shares to ONESMART EDU INC. as consideration to acquire all the equity interests of Huaying indirectly held by ONESMART EDU INC. through VIE contractual arrangement; and (ii) issue certain ordinary shares to Jiia Qin Limited, ONESMART EDU INC., Luomoming Limited as consideration to acquire all the equity interests of Juyou through VIE contractual arrangement.

(C)        Simultaneously with the Completion (as defined below), the parties agree that (i) Huaying and its sole shareholder shall enter into a series of VIE agreements with a 100% subsidiary of Yutang Inc. (the “Yutang WFOE”); and (ii) Juyou and its shareholders shall enter into a series of VIE agreements with Yutang WFOE to complete the Acquisition.

THE PARTIES AGREED AS FOLLOWS:

1.          SHARE ISSUANCE

1.1        The Company shall issue 36,762,505 ordinary shares to ONESMART EDU INC. at a purchase price of US$0.0001 per share to acquire the entire equity interests in Huaying;

1.2        The Company shall issue the following ordinary shares with a par value of US$0.0001 to the following parties to acquire their respective interests in Juyou:

(A)        the Company shall issue 2,188,244 ordinary shares to ONESMART EDU INC. At a purchase price of US$0.0001 per share;

(B)        the Company shall issue 13,129,466 ordinary shares to Jiia Qin Limited at a purchase price of US$0.0001 per share;

(C)        the Company shall issue 17,505,955 ordinary shares to Luomoming Limited at a purchase price of US$0.0001 per share; (collectively the “Purchased Shares”)

2.          CONSIDERATION AND PAYMENT

2.1        The consideration payable by the above parties to the Company for the Purchased Shares in Section 1.1 and Section 1.2 shall be in cash (the “Consideration”).

2.2        Each party agrees that the Consideration shall be paid to the Purchaser at a designated time mutually agreed by the Parties after the Completion.

3.          COMPLETION

3.1        Upon and subject to the terms and conditions of this Agreement, completion of this Agreement (“Completion”) shall take place on Completion Date remotely.

3.2        On Completion, the Company shall deliver an updated register of members of the subscribers certifying each of the subscribers has been registered as the holder of the respective ordinary shares to be issued.

4.          WARRANTIES AND UNDERTAKINGS

4.1        Each of the subscribers warrants and undertakes to the Company that Section 4.1 is true and correct as of this Agreement and as of the Completion Date:

(A)        such party has all the necessary authority and capacity to enter into and to perform its obligations under this Agreement and other documents relating to the transactions contemplated hereby.  This Agreement constitutes legal, valid and binding obligations of such party, enforceable against it in accordance with their terms;

(B)        such party is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

4.2        The Company warrants and undertakes to the subscribers and that:

(A)        The Company has all the necessary authority and capacity to enter into and to perform its obligations under this Agreement and other documents relating to the transactions contemplated hereby.  This Agreement constitutes legal, valid and binding obligations of such party, enforceable against it in accordance with their terms;

(B)        The Company is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

5.          DAMAGES AND EXPENSES

5.1        Without prejudice to the foregoing provisions:

(A)        Should the Company fail to complete the purchase in the manner herein contained (except as a result of default by any of the Seller), each of the subscribers shall be entitled at its absolute discretion to dispose of or otherwise deal with the Purchased Shares and may, in its sole discretion, take action against the Company to claim damages and/or to obtain a decree for specific performance of this Agreement; and

(B)        Should any of the subscribers fails to complete the sale in the manner herein contained (except as a result of default by the Company), the Company shall at its absolute discretion, take any further action to claim the damages or to enforce specific performance against such Seller.

5.2        The subscribers and the Company shall bear their own respective legal costs and expenses for the sale and purchase of the Purchased Shares.

6.          MISCELLANEOUS

6.1        This Agreement (together with any ancillary documents the parties deem necessary to enter into) constitutes the entire agreement between the parties in relation to the transactions which are the subject of this Agreement, and supersedes any previous agreement between the parties in relation to such transactions and the Company acknowledges that he is not relying on any representation not expressly repeated in this Agreement.

6.2        The execution and completion of this Agreement can be terminated or reversed even after the completion should there be a material breach in the Sections stated, and should be communicated by means of written form.

6.3        Each of the subscribers and the Company retain their respective legal rights to claim against any damages (if any) during the process of termination.

6.4        This Agreement shall be governed by and interpreted according to Hong Kong law, and each of the parties submits to the arbitration at any time following such thirty (30) day period upon the request of any Party with notice to the other Party. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”) applying the Arbitration Rules of the HKIAC in effect with (i) three arbitrators, one appointed by each of the complainant and the respondent and one selected by the Chairman of the HKIAC, (ii) proceedings conducted in English and (iii) the arbitrators deciding any dispute submitted by the Parties strictly in accordance with the substantive Laws of Hong Kong (and not any other substantive law).  Each Party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such Party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the Party receiving the request.         The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

6.5        The parties intend the provisions of this Agreement shall be enforced to the fullest extent permissible.  If any provision shall be held to be invalid or unenforceable, the remaining provisions shall nevertheless remain enforceable.

6.6        This Agreement may be executed in any number of counterparts, and any party may execute any number of counterparts, all of which shall together constitute a single instrument.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

The Subscriber

Jiia Qin Limited

By:	/s/ Xiaofei Geng
Name:	Xiaofei Geng
Title:	Authorized Signatory

SIGNATURE PAGE TO SHARE SALE AND PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

The Subscriber

ONESMART EDU INC.

By:	/s/ Xi Zhang
Name:	Xi Zhang
Title:	Authorized Signatory

SIGNATURE PAGE TO SHARE SALE AND PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

The Subscriber

Luomoming Limited

By:	/s/ Moming Luo
Name:	Moming Luo
Title:	Authorized Signatory

SIGNATURE PAGE TO SHARE SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

Tianjin Huaying Education Consulting Co., Ltd (天津华英教育咨询有限公司)

By:	/s/ Qingyu Lei
Name:	Qingyu Lei
Title:	Authorized Signatory

SIGNATURE PAGE TO SHARE SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

Beijing Juyou Network Technology Co., Ltd (北京聚优网络科技有限公司) (seal)

By:	/s/ Li Wang
Name:	Li Wang
Title:	Authorized Signatory
(Company seal: /s/ Beijing Juyou Network Technology Co., Ltd)

SIGNATURE PAGE TO SHARE SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

The Company

Yutang Inc.

By:	/s/ Moming Luo
Name:	Moming Luo
Title:	Authorized Signatory

SIGNATURE PAGE TO SHARE SUBSCRIPTION AGREEMENT